ARTICLES SUPPLEMENTARY
To
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the four billion (4,000,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares (1,000,000,000), Class B shares (1,000,000,000) and Dreyfus Class shares (2,000,000,000) of General AMT-Free Municipal Money Market Fund as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies (i) twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares of Dreyfus Floating Rate Income Fund (the "Fund") as Class Y shares of the Fund; (ii) twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class C shares of the Fund as Class Y shares of the Fund; (iii) twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class I shares of the Fund as Class Y shares of the Fund; and (iv) twenty-five million (25,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of the Fund as Class Y shares of the Fund.

THIRD:  Immediately before the classification and reclassification of shares as set forth in Article FIRST and SECOND hereof, the Corporation was authorized to issue twenty-five billion (25,000,000,000) shares, which shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), have been classified as follows:

Fund/Class (if applicable)	Shares Authorized
General Treasury and Agency Money Market Fund, Dreyfus Class	1 billion shares
General Treasury and Agency Money Market Fund, Class A	1 billion shares
General Treasury and Agency Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Class A	1 billion shares
General AMT-Free Municipal Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Dreyfus Class	2 billion shares
Dreyfus Bond Market Index Fund, Class I	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus Institutional S&P 500 Stock Index Fund, Class I	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund, Class I	100 million shares
Dreyfus Tax Managed Growth Fund, Class T	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Core Equity Fund, Class T	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class T	100 million shares
Dreyfus Floating Rate Income Fund, Class A	100 million shares
Dreyfus Floating Rate Income Fund, Class C	100 million shares
Dreyfus Floating Rate Income Fund, Class I	100 million shares
Dreyfus Floating Rate Income Fund, Class Y	100 million shares
Dreyfus Floating Rate Income Fund, Class T	100 million shares
Undesignated Common Stock	14,405,000,000 shares
Total	25,000,000,000 shares

FOURTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains twenty-five billion (25,000,000,000) shares, which shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), have been classified as follows:

Fund/Class (if applicable)	Shares Authorized
General Treasury and Agency Money Market Fund, Dreyfus Class	1 billion shares
General Treasury and Agency Money Market Fund, Class A	1 billion shares
General Treasury and Agency Money Market Fund, Class B	1 billion shares
Dreyfus Bond Market Index Fund, Class I	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus Institutional S&P 500 Stock Index Fund, Class I	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund, Class I	100 million shares
Dreyfus Tax Managed Growth Fund, Class T	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Core Equity Fund, Class T	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class T	100 million shares
Dreyfus Floating Rate Income Fund, Class A	75 million shares
Dreyfus Floating Rate Income Fund, Class C	75 million shares
Dreyfus Floating Rate Income Fund, Class I	75 million shares
Dreyfus Floating Rate Income Fund, Class Y	200 million shares
Dreyfus Floating Rate Income Fund, Class T	75 million shares
Undesignated Common Stock	18,405,000,000 shares
Total	25,000,000,000 shares

FIFTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SIXTH:  The Corporation is registered as an open-end investment company under the 1940 Act.

SEVENTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By:  ___________________

James Bitetto

Vice President

WITNESS:

_______________________

Jeff Prusnofsky

Assistant Secretary